UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 14, 2005 (December 8, 2005)
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

439 S. Union St, 5th Floor, Lawrence, MA	01843
(Address of principal executive offices)	(Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Non-Employee Director Compensation Policy
     On December 8, 2005 (the “Plan Effective Date”), the Board of Directors of NxStage Medical, Inc. (the “Company”) approved a new compensation policy for non-employee directors (the “Director Compensation Policy”).
     Under the Director Compensation Policy, all non-employee directors shall receive a $15,000 annual retainer, to be paid quarterly, in four equal installments, in advance. In addition, the Chairperson of the Audit Committee will receive an annual retainer of $10,000, each member of the Audit Committee, other than the Chairperson, shall receive an annual retainer of $6,000, and each member of any other Committee of the Board shall receive an additional retainer of $4,000. Each such retainer shall be paid quarterly, in four equal installments, in advance. Non-employee directors shall also receive $2,500 for each Board meeting attended in person, $1,000 for each Board meeting attended by telephone or videoconference and $1,000 for each committee meeting attended on a date other than a Board meeting. No director shall receive more than $50,000 in any calendar year for Board fees, without the prior approval of the Compensation Committee of the Board.
     In addition, under the Director Compensation Policy, all non-employee directors, other than the Chairman of the Company’s Audit Committee, received on the Plan Effective Date, stock options to purchase 12,000 shares of common stock, par value $0.001 per share (“Common Stock”). The Chairman of the Company’s Audit Committee, Daniel A. Giannini, received on the Plan Effective Date stock options to purchase 15,000 shares of Common Stock. Thereafter, the Director Compensation Policy provides that non-employee directors will automatically receive stock options to purchase 20,000 shares of Common Stock, at each year’s annual meeting of stockholders at which such non-employee director is elected. Directors elected to the Board on a date other than at an annual meeting of the Company’s stockholders, shall receive on the date of his or her election, an option to purchase that number of shares of Common Stock equal to 20,000 shares pro-rated for the period between the date he or she is first elected to the Board and the following May 31st.
     Grant of Nonstatutory Stock Options to Non-Employee Directors
     Pursuant to the Director Compensation Policy, the Company entered into nonstatutory stock option agreements with the following non-employee directors: Philippe O. Chambon, Daniel A. Giannini, Jean-Francois Formela, Craig W. Moore, Reid S. Perper, Peter P. Phildius, and David S. Utterberg. The stock option grants set forth above were made under the Company’s 2005 Stock Incentive Plan, under the following terms: (i) an exercise price equal to the closing sale price on the date of grant as reported on the Nasdaq National Market, or $12.59 per share and (ii) 100% vesting as of the date of grant. In addition, unless earlier terminated, such options will terminate on the earlier of five years from the date of grant or three months after the non-employee director ceases to serve as a director. The Company’s form of Nonstatutory Stock Option Agreement was filed as Exhibit 10.22 to Amendment No. 3 to the Company’s Registration Statement on Form S-1, filed October 10, 2005.
     Grant of Stock Option to Executive Officer
     On December 8, 2005, the board of directors of the Company granted David N. Gill, Senior Vice President and Chief Financial Officer of the Company, a stock option under the 2005 Stock Incentive Plan to purchase 20,000 shares of Common Stock. The option has an exercise price of $12.59 per share, the closing sale price on the date of grant, as reported on the Nasdaq National Market. Additionally, the option was granted pursuant to the Company’s form of Incentive Stock Option Agreement, with the following modifications: (i) the option is exercisable as to 100% of the shares of Common Stock purchasable thereunder as of the date of grant and (ii) unless earlier terminated, the option terminates seven years from the date of grant or three months after Mr. Gill ceases to serve as an officer of the Company. The Company’s form of Incentive Stock Option Agreement was filed as Exhibit 10.22 to Amendment No. 3 to the Company’s Registration Statement on Form S-1, filed October 10, 2005.
Item 9.01. Financial Statement and Exhibits.
(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.
Date: December 14, 2005	By:	/s/ Jeffrey H. Burbank
Jeffrey H. Burbank
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Director Compensation Policy

5